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                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 11, 2000, relating to the financial statements and financial highlights which appear in August 31, 2000 Annual Reports to Shareholders of JPMorgan California Tax Free Income Fund (formerly, Chase Vista California Tax Free Income Fund), JPMorgan Federal Money Market Fund (formerly, Chase Vista Federal Money Market Fund), JPMorgan Tax Free Money Market Fund (formerly, Chase Vista Tax Free Money Market
Fund), JPMorgan New York Tax Free Money Market Fund (formerly, Chase Vista New York Tax Free Money Market Fund), JPMorgan 100% U.S. Treasury Securities Money Market Fund (formerly, Chase Vista 100% U.S. Treasury Securities Money Market Fund), JPMorgan Treasury Plus Money Market Fund (formerly, Chase Vista Treasury Plus Money Market Fund) and JPMorgan U.S. Government Money Market Fund (formerly, Chase Vista U.S. Government Money Market Fund), which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants," and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
July 27, 2001